Exhibit 99.1

Inhibrx Announces Formation of Scientific Advisory Board for INBRX-101

SAN DIEGO, April 25, 2022 /PRNewswire/ -- Inhibrx, Inc. (Nasdaq: INBX), a biotechnology company with four clinical programs in development and a strong emerging pipeline, today announced the formation of a Scientific Advisory Board (“SAB”) for its INBRX-101 program for the treatment of alpha-1 antitrypsin deficiency (“AATD”). The SAB is comprised of the top global experts in AATD and will work closely with Inhibrx management to help guide the development of INBRX-101 to registration and beyond.

“INBRX-101 has the potential to become a best-in-class treatment for patients with AATD, where very limited progress has been made over the past two decades,” said Dr. Igor Barjaktarevic. “My hope is INBRX-101 will change the treatment paradigm for AATD patients and I’m honored to be among such a distinguished group to help achieve that.”

“The prestigious group of scientific and clinical thought leaders we have assembled to sit on our Scientific Advisory Board each bring their own unique expertise in AATD and will provide Inhibrx with relevant and informed counsel as we continue our development of INBRX-101,” said Mark Lappe, Inhibrx’s Chief Executive Officer. “We greatly appreciate the support of each of these experts.”

The founding members of the Inhibrx INBRX-101 SAB are:

Igor Barjaktarevic, M.D., Ph.D., is an Associate Professor at the David Geffen School of Medicine at UCLA and works at Ronald Reagan Medical Center, both in Los Angeles, California. He graduated from medical school at the University of Belgrade in Serbia, completed his residency in internal medicine at New York University School of Medicine in New York, and completed his pulmonary and critical care fellowship at Cornell University at New York Presbyterian Hospital in New York. Dr. Barjaktarevic received his Ph.D. in pulmonary immunology in 2016. His research is focused on chronic obstructive pulmonary disease (“COPD”), AATD, lung nodule/lung cancer and the use of ultrasound in critical care.

Mark Brantly, M.D., is a Professor of Medicine and the Vice Chair of Research in the Department of Medicine at the University of Florida. He graduated from the University of Florida College of Medicine in Gainesville, Florida. He completed his internal medicine residency at Eastern Virginia Medical School in Norfolk, Virginia and a pulmonary and critical care fellowship at the National Institute of Health in Bethesda, Maryland. Dr. Brantly specializes in rare lung disease translational research with a focus on AATD, gene therapy, pulmonary fibrosis, and alveolar macrophage function.

Kenneth R. Chapman, M.D., MSc, FRCPC, FACP, FERS, is a Professor of Medicine at the University of Toronto in Ontario, Canada and the founder and current president of Inspiration Research Limited. He serves as the Director of the Asthma and Airway Centre of the University Health Network, President of the Canadian Network for Respiratory Care, and Director of the Canadian Registry for AATD. He received his Doctor of Medicine from the Faculty of Medicine

Exhibit 99.1
at the University of Toronto and his Master of Science at the Institute of Medical Science at the University of Toronto. Dr. Chapman’s areas of expertise are asthma, COPD and airway diseases.

Noel Gerry McElvaney, M.D., BCh, BAO, FRCPI, FRCPC is a Professor of Medicine and the Chairman of the Department of Medicine at the Royal College of Surgeons in Dublin, Ireland. He graduated from the School of Medicine at the University College in Dublin, Ireland and completed his fellowship in respiratory medicine at the University of British Columbia, Vancouver, Canada. His expertise is in the areas of cystic fibrosis, AATD, infection, immunity, and lung inflammation. Dr. McElvaney founded the Alpha-1 Foundation of Ireland in 2001 to provide a patient forum and to promote awareness of AATD.

Robert A. Sandhaus, M.D., Ph.D., FCCP, is a Professor of Medicine at the National Jewish Health in Denver, Colorado. He is also the Executive Vice President and Senior Medical Director of AlphaNet and the Clinical Director of the Alpha-1 Foundation, two not-for-profit organizations serving the Alpha-1 community. Dr. Sandhaus received both his medical degree and his Ph.D. from Stony Brook University School of Medicine in Stony Brook, New York. He completed his residency in internal medicine at the Beth Israel Hospital in Boston, Massachusetts and a pulmonary fellowship at the University of California, San Francisco in San Francisco, California. Dr. Sandhaus specializes in pulmonary medicine and is experienced in AATD, COPD and critical care medicine.

James Stoller, M.D., M.S., is the Chair of the Education Institute at the Cleveland Clinic Lerner College of Medicine and is an Adjunct Professor of Organizational Behavior at the Weatherhead School of Management at Case Western Reserve University, both in Cleveland, Ohio. He earned his medical degree from Yale University School of Medicine and completed his residency at Peter Bent Brigham Hospital in Boston, Massachusetts. He completed fellowships in pulmonary disease and critical care medicine at both Brigham and Women’s Hospital in Boston, Massachusetts and Yale University School of Medicine in New Haven, Connecticut, as well as a fellowship in critical care medicine and anesthesia at Massachusetts General Hospital in Boston, Massachusetts. He specializes in AATD and COPD.

About AATD and INBRX-101

AATD is an inherited orphan disease affecting an estimated 100,000 patients in the United States. AATD is characterized by deficient levels of the AAT protein, which causes loss of lung tissue and function and decreased life expectancy. Plasma-derived AAT is the current standard of care but does not maintain patients in the normal AAT range and requires frequent and inconvenient once-weekly IV dosing, while relying on plasma collection practices that might not be sustainable.

INBRX-101 is a precisely engineered recombinant human AAT-Fc fusion protein designed to safely achieve and maintain levels of AAT found in healthy individuals with a favorable safety profile and the potential for once-monthly dosing.

In October 2021, Inhibrx announced interim functional PK data from 21 AATD patients in the INBRX-101 Phase 1 clinical trial. Dose related increases in maximal and total INBRX-101 exposure occurred across the entirety of the tested single ascending dose range of 10 to 120 mg/kg. Data from the first multiple ascending dose cohort of INBRX-101 at 40 mg/kg IV every three

Exhibit 99.1
weeks showed the expected accumulation of functional AAT levels with observed trough levels exceeding the goal of the current standard augmentation therapy with plasma-derived AAT.
Interim safety data from 24 patients with AATD showed no drug-related severe or serious adverse events at doses up to and including 120 mg/kg single dose and 80 mg/kg multiple dose. Drug-related adverse events were predominantly mild with a few moderate events, and all were transient and reversible. No signs of neutralizing anti-drug antibodies have been observed.

About Inhibrx, Inc.

Inhibrx is a clinical-stage biotechnology company focused on developing a broad pipeline of novel biologic therapeutic candidates in oncology and orphan diseases. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary single domain antibody, or sdAb, platform. Inhibrx has collaborations with 2seventy bio (formerly bluebird bio), Bristol-Myers Squibb and Chiesi, among others. For more information, please visit www.inhibrx.com.

Forward-Looking Statements

Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s and its investigators’ judgments and beliefs regarding the strength of Inhibrx’s pipeline, any future potential or observed to date safety and efficacy of its therapeutic candidate, INBRX-101, including potential dosing intervals, statements and beliefs regarding the clinical development of INBRX-101, potential benefits of the orphan drug-designation and any presumption of positive results from Phase 1 clinical trials. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx's business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of initial, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; the timing or likelihood of regulatory filings and approvals; the successful commercialization of its therapeutic candidates, if approved; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of its business model and strategic plans for its business and therapeutic candidates; its ability to successfully manufacture therapeutic candidates for clinical trials and commercial use, if approved; its ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the scope of protection it is able to establish and maintain for intellectual property rights covering its therapeutic candidates; its ability to enter into strategic partnerships and the potential benefits of these partnerships; its estimates regarding expenses, capital requirements and needs for additional financing and financial performance; its expectations regarding the impact of the COVID-19 pandemic on its business; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, or the SEC, including those described in its Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on February 28, 2022, as well as its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K. You are cautioned not to

Exhibit 99.1
place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains estimates and other statistical data made by independent parties and by Inhibrx. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

Investor and Media Contact:
Kelly Deck, CFO
kelly@inhibrx.com
858-795-4260